Exhibit 99.1

PROFESSIONAL DIVERSITY NETWORK ANNOUNCES $2 MILLION REGISTERED DIRECT OFFERING

Chicago, IL, July 27, 2020 (GLOBE NEWSWIRE) – Professional Diversity Network, Inc. (Nasdaq: IPDN), today announced it has entered into definitive agreements with institutional investors for the purchase and sale of its common stock at a purchase price of $1.35 per share in a registered direct offering for gross proceeds of $2 million before deducting expenses. The closing of the offering is expected to occur on or about July 29, 2020, subject to the satisfaction of customary closing conditions.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 227249) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (PDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to recruit diverse employees. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Statements regarding the offering, including the expected closing date, constitute forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

Press Contact for IPDN:

For further information, please contact:

Professional Diversity Network, Inc.

Tel: (312) 778-6313

Email: investors@ipdnusa.com